Exhibit 10.1
TriMont Real Estate Advisors, Inc.
Monarch Tower
3424 Peachtree Road NE, Suite 2200
Atlanta, Georgia 30326
VIA FACSIMILE AND OVERNIGHT COURIER
August 7, 2009
HHRH Development Transferee, LLC
c/o Morgans Hotel Group Co.
475 Tenth Avenue
New York, New York 10018
Re: Hard Rock
Attention: Marc Gordon, Chief Investment Officer
Re:	Modification and extension of that certain $50,000,000 mortgage loan (the “Loan”) made pursuant to that certain Loan Agreement, dated as of August 1, 2008, by and between Column Financial, Inc., a Delaware corporation (“Original Lender”), and HRHH Development Transferee, LLC, a Delaware limited liability company (“Borrower”), as amended by that certain First Amendment to Loan Agreement, dated as of November 10, 2008, between Borrower and Original Lender, collectively, the “Loan Agreement”; All capitalized terms used and not defined herein shall have the respective meanings set forth in the Loan Agreement.)
Dear Mr. Gordon:
TriMont Real Estate Advisors, Inc., a Georgia corporation (in its capacity as Servicer and Asset Manager on behalf of Lender (hereinafter defined), “Servicer”), is the Servicer and Asset Manager of the Loan on behalf of Eastern Capital Fund I SPE (Vegas Paradise) LLC, Wells Fargo Bank National Association, as trustee for the registered holders of N-Star REL CDO VI Grantor Trust, as successor in interest to NRFC WA Holdings, LLC, and Wells Fargo Bank National Association, as trustee for the registered holders of N-Star REL CDO VIII Grantor Trust, as successor in interest to NRFC WA Holdings, LLC (as successors in interest to Original Lender, together with their respective successors and assigns, collectively, “Lender”).
Borrower has requested, and Servicer, on behalf of and at the direction of Lender, by this letter (this “Letter Agreement”) hereby agrees to the following modifications to the Loan:
1.	The Initial Maturity Date shall be extended to September 4, 2009.
2.	Notwithstanding anything to the contrary contained in Section 2.2.7 or elsewhere in the Loan Agreement, Borrower shall not be required to purchase and deliver or otherwise maintain an Interest Rate Cap Agreement or a Replacement Interest

Rate Cap Agreement with respect to the period from August 7, 2009 to and including the Initial Maturity Date, as extended hereby.
3.	August 9, 2009 shall be deemed to be a Payment Date and a Monthly Interest Payment shall be due and payable on such Payment Date. The entire Monthly Interest Payment due and payable on such Payment Date shall be paid with funds from the Interest Reserve Account.
This Letter Agreement shall be deemed to constitute a “Loan Document” for all purposes under the Loan Agreement and the other Loan Documents.
This Letter Agreement may be executed in counterparts, each of which shall constitute an original but which together shall constitute one instrument. Executed facsimile copies of this Letter Agreement shall constitute a binding agreement for all purposes. This Letter Agreement may be amended only by an instrument in writing executed by each of the parties hereto.
If any provision of this Letter Agreement is determined to be unenforceable, the remaining provisions shall remain enforceable to the extent permissible.
This Letter Agreement shall inure to the benefit of and be binding upon Servicer, on behalf of Lender, Lender and Borrower, and their respective successors and assigns.
This Letter Agreement may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party(ies) against whom the enforcement of the modification, amendment, waiver, change or termination is sought.
This Letter Agreement shall be governed by the terms and provisions of Section 10.3 of the Loan Agreement.
This Letter Agreement embodies the entire agreement and understanding between Servicer. on behalf of Lender, Lender and Borrower with respect to the subject matter hereof and supersedes all prior or contemporaneous oral or written agreements and understandings relating to the subject matter hereof. In the event of any inconsistency between the terms and provisions of this Letter Agreement and the terms and provisions of any other agreement between or among the parties hereto relating to the subject matter hereof (including the Loan Documents), the terms and provisions of this Letter Agreement shall govern.

TRIMONT REAL ESTATE ADVISORS, INC., a Georgia corporation, as Servicer and Asset Manager on behalf of Lender
By:	/s/ J. Gregory Winchester
	Name:	J. Gregory Winchester
	Title:	Managing Director

Agreed and accepted this 7th day of August, 2009.

EASTERN CAPITAL FUND I SPE (VEGAS PARADISE) LLC, a Delaware limited liability company

By:	/s/ Raymond M. Murphy

Name: Raymond M. Murphy
Title: General Counsel

Agreed and accepted this 7th day of August, 2009.

WELLS FARGO BANK NATIONAL ASSOCIATION, as trustee for the registered holders of N-Star REL CDO VI Grantor Trust, as successor in interest to NRFC WA Holdings, LLC

By:	NS Advisors, LLC, as attorney-in-fact for Wells Fargo Bank National Association

	By:	/s/ Daniel R. Gilbert

Name: Daniel R. Gilbert
Title: Executive Vice President & Chief Investment Officer

WELLS FARGO BANK NATIONAL ASSOCIATION, as trustee for the registered holders of N-Star REL CDO VIII Grantor Trust, as successor in interest to NRFC WA Holdings, LLC

By:	NS Advisors, LLC, as attorney-in-fact for Wells Fargo Bank National Association

	By:	/s/ Daniel R. Gilbert

Name: Daniel R. Gilbert
Title: Executive Vice President & Chief Investment Officer

Agreed and accepted this 7th day of August, 2009.

HRHH DEVELOPMENT TRANSFEREE, LLC, a Delaware limited liability company

By:	/s/ Richard Szymanski

	Name:	Richard Szymanski
	Title:	Vice President

cc:	Morgans Hotel Group Co.
475 Tenth Avenue
New York, New York 10018
Re: Hard Rock
Attention: David Smail
Facsimile No.: (212) 277-4172

DLJ Merchant Banking Partners
11 Madison Avenue
New York, New York 10010
Attention: Ryan Sprott
Facsimile No.: (212) 743-1667

Latham & Watkins LLP
885 Third Avenue
Suite 1000
New York, New York 10022
Attention: Michelle Kelban, Esq.
Facsimile No.: (212) 751-4864

Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
Attention: Tom Sadler, Esq.
Facsimile No.: (213) 891-8763

DLA Piper US LLP
550 South Hope Street, Suite 2300
Los Angeles, CA 90071
Attention: Mark Nelson, Esq.
Re: Hard Rock Participation
Telecopier: (213) 330-7571
Telephone: (213) 330-7821

Kilpatrick Stockton LLP	Eastern Capital Fund I SPE (Vegas Paradise) LLC
1100 Peachtree Street, Suite 2800	c/o Eastern Real Estate LLC
Atlanta, GA 30309-4530	120 Presidential Way, Suite 300
Telephone: (404) 815-6595	Woburn, Massachusetts 01801
Telecopy: (404) 541-3490	Attention: Raymond M. Murphy,
Attention: Richard W. White	General Counsel
Facsimile: (781) 926-6426

NRFC WA HOLDINGS, LLC	Goodwin Procter, LLP
c/o NorthStar Realty Finance Corp.	Exchange Place
399 Park Avenue	53 State Street
New York, New York 10022	Boston, Massachusetts 02109
Attention: Daniel R. Gilbert	Minta E. Kay, Esq.
Facsimile: (212) 547-2700	Facsimile: (617) 523-1231

Wells Fargo Bank National Association, as
trustee for the registered holders of
N-Star REL CDO VIII Grantor Trust,
as successor in interest to NRFC WA
Holdings, LLC
c/o NorthStar Realty Finance Corp.
399 Park Avenue
New York, New York 10022
Attention: Daniel R. Gilbert
Facsimile: (212) 547-2700

Wells Fargo Bank National Association, as
trustee for the registered holders of
N-Star REL CDO VI Grantor Trust,
as successor in interest to NRFC WA Holdings, LLC
c/o NorthStar Realty Finance Corp.
399 Park Avenue
New York, New York 10022
Attention: Daniel R. Gilbert
Facsimile: (212) 547-2700